UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 23, 2008
(December 18, 2008)
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:   (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ÿ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ÿ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ÿ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 18, 2008, the Registrant entered into amended standard forms of a Change of Control Agreement (the “Revised Form Agreement”) with the following named executive officers: Daniel E.Smith, President and Chief Executive Officer, Paul F. Brauneis, Vice President, Finance and Administration, Kevin J. Oye, Vice President, Systems and Technology, John B. Scully, Vice President, Worldwide Sales and Support, John E. Dowling, Vice President, Operations, and Alan R. Cormier, General Counsel and Secretary, (each an “Executive” and collectively the “Executives”).

The amendments to the standard form of Change in Control Agreement were primarily made to implement certain procedural and other changes and changes required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Under the Revised Form Agreement, each stock option or restricted stock grant held by an Executive which is scheduled to vest within twelve months after the effectiveness of a change of control of the Registrant (as defined in the Form Agreement) will instead vest immediately prior to the change of control.

In the event of a termination of an Executive’s employment within twenty-four months following a change of control, either by the Registrant without cause or by the Executive due to a constructive termination, the following will occur:  (1) all of the Executive’s stock options and restricted stock will immediately vest, (2) the Executive will be entitled to continued paid coverage under the Registrant’s group health plans for eighteen months after such termination, (3) the Executive will receive a pro rata portion of his performance bonus for the year in which the termination occurs, (4) the Executive will receive an amount equal to eighteen months of his base salary, (5) the Executive will receive an amount equal to 150% of his annual performance bonus for the year in which the termination occurs and (6) the Executive will be entitled to outplacement services at the Registrant’s expense for a period of twelve months.  If the Executive is subject to any excise tax on amounts characterized as excess parachute payments due to the benefits provided under the Revised Form Agreement, the Executive is entitled to reimbursement of up to $1,000,000 for any excess parachute excise taxes.  Except as expressly set forth in the Revised Form Agreement, the Executive is not entitled to any other compensation, benefits or other payments from the Registrant as a result of termination of employment due to a change of control of the Registrant.

No severance benefits will be paid to the Executive under the Revised Form Agreement until the Executive executes a customary release of claims in a form reasonably satisfactory to the Registrant.  Furthermore, under the Revised Form Agreement, the Executive agrees to abide by the Registrant’s confidentiality and proprietary rights agreements and, for a period of one year after such termination, not to solicit the Registrant’s employees or customers.

The Registrant and the Executives intend that under the Revised Form Agreement, the benefits provided to the Executives under the Revised Form Agreement will not result in taxation of the Executives under Section 409A of the Code and the regulations and guidance promulgated thereunder and that the Revised Form Agreement be construed in accordance with such intention.

The description of the Revised Form Agreement is qualified in its entirety by reference to the full text of the Revised Form Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number                 Description

10.1                      Revised Standard Form Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Alan R. Cormier
Alan R. Cormier
General Counsel and Secretary
(Duly Authorized Officer)

Dated: December 23, 2008